SIXTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 30th day of September, 2016 by and among THE PRIVATEBANK AND TRUST COMPANY (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (f/k/a Automatic Screw Machine Products Company, Inc.) (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, each Borrower has requested that Lender amend certain provisions of the Loan Agreement, and Lender is willing to do so subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.
Section 2    Amendment of the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 3 of this Amendment and in reliance on the representations and warranties made by the Loan Parties set forth herein, the Loan Agreement is hereby amended as follows:
(a)    The following definitions set forth in Section 1.1 of the Loan Agreement are amended and restated in their entirety, to read as follows:
Maturity Date shall mean August 8, 2020.
Revolving Loan Availability shall mean an amount up to the sum of the following sublimits: (i) eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Eligible Accounts; provided that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Lender in its

Credit Judgment based on the results of the most recent twelve (12) month period for which Lender has conducted a field audit of Borrowers) exceeds five percent (5%); plus (ii) the lesser of (y) eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Eligible Foreign Accounts and (z) a sub-limit established from time to time by Lender in its Credit Judgment upon at least one (1) Business Day notice by Lender to Representative (unless an Event of Default has occurred and is continuing) and, if so requested by Representative not later than one (1) Business Day after receipt of such notice, discussion with Representative regarding such revision (unless an Event of Default has occurred and is continuing); plus (iii) the lesser of (y) sixty percent (60%) of the lower of cost or market value of Borrower’s Eligible Inventory, and (z) Twenty Million and No/100 Dollars ($20,000,000); minus (iv) (x) the Rent Reserves, and (y) such other reserves as Lender elects to establish from time to time as determined in its Credit Judgment, including, without limitation, reserves with respect to Bank Product Obligations and Hedging Obligations, upon at least one (1) Business Day notice by Lender to Representative (unless an Event of Default has occurred and is continuing) and, if so requested by Representative not later than one (1) Business Day after receipt of such notice, discussion with Representative regarding such revision (unless an Event of Default has occurred and is continuing).
(b)    The following new definitions are added to Section 1.1 of the Loan Agreement in alphabetical order, to read as follows:
Excess Availability Requirement shall have the meaning set forth in Section 14.2.
Monthly Computation Period shall have the meaning set forth in Section 14.2.
Monthly Tested Financial Covenant shall have the meaning set forth in Section 14.2.
Quarterly Computation Period shall have the meaning set forth in Section 14.2.
Quarterly Tested Financial Covenants shall have the meaning set forth in Section 14.2.
Sixth Amendment shall mean that certain Sixth Amendment to Loan and Security Agreement dated as of the Sixth Amendment Effective Date, by and between Borrowers and Lender.
Sixth Amendment Effective Date shall mean September 30, 2016.
Specified Financial Covenants shall mean, collectively, the Quarterly Tested Financial Covenants and the Monthly Tested Financial Covenant.
(c)    Clause (c) of Section 2.5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c)    If upon the expiration of any Interest Period applicable to LIBOR Loans, Representative has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period; provided that, commencing with the Sixth Amendment Effective Date, on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full or Representative shall have requested a different Interest Period for such LIBOR Loan or otherwise converted in each case in accordance with the terms hereof, automatically rollover for the same period and amount as the expiring LIBOR Loan and the LIBOR Rate shall renew at the then current LIBOR Rate.”
(d)    Section 4.3.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“4.3.3    Unused Line Fee: Borrowers shall pay to Lender an unused line fee of 0.30% of the difference between the Revolving Loan Commitment and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month. Such fee shall be fully earned by Lender on the first day of each month and payable monthly in arrears on the first Business Day of each month with respect to all activity through the last day of the prior month. Said fee shall be calculated on the basis of a 360 day year.”
(e)    The last sentence of Section 12.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Loan Parties shall pay to Lender all customary fees and all reasonable and documented out-of-pocket costs and expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, at the option of Lender, shall bear interest at the Default Rate then applicable to Base Rate Revolving Loans hereunder; provided that, (x) so long as the Specified Financial Covenants were not tested in accordance with Section 14.2 for each of the preceding Monthly Computation Periods and Quarterly Computation Periods since the last Field Examination conducted by Lender, Lender shall not undertake or request more than one (1) Field Examination during any twelve (12) month period, and (y) so long as no Default or Event of Default exists, Borrowers shall not be required to reimburse Lender for (a) more than one (1) appraisal of Inventory during any Fiscal Year and (b) appraisals of the Mortgaged Properties unless Lender is lending on such Collateral.”
(f)    Section 14.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“14.2.3        Gross Availability. The average daily Gross Availability tested on the last day of each calendar month shall not be less than the sum of (a) $5,000,000, plus (b) the Special Reserve.”

(g)    Section 14.2 of the Loan Agreement is hereby further amended by inserting the following at the end of such section:
“Notwithstanding the foregoing, commencing with the fiscal quarter ending September 30, 2016 and for each calendar month end testing period (each a “Monthly Computation Period”) and/or fiscal quarter end testing period (each a “Quarterly Computation Period”), as applicable, thereafter, (a) if the Loan Parties are in compliance with the Excess Availability Requirement determined as of the last day for each of the last three (3) Monthly Computation Periods (for the avoidance of doubt, months 10, 11 and 12) in the trailing twelve month period for the applicable Quarterly Computation Period, then each of the Tangible Net Worth financial covenant set forth in Section 14.2.1 and the Fixed Charge Coverage financial covenant set forth in Section 14.2.2 (collectively, the “Quarterly Tested Financial Covenants”) shall not be tested for such applicable Quarterly Computation Period, and (b) if the Loan Parties are in compliance with the Excess Availability Requirement determined as of the last day for the current Monthly Computation Period, then the Gross Availability financial covenant set forth in Section 14.2.3 (the “Monthly Tested Financial Covenant”) shall not be tested for such Monthly Computation Period. For purposes hereof, “Excess Availability Requirement” means the average daily Excess Availability for each one month period is equal to or greater than $10,000,000, tested on the last day of each calendar month.”
(h)    Exhibit A - Compliance Certificate to the Loan Agreement is hereby replaced with the Exhibit A - Compliance Certificate attached hereto as Exhibit B.
(i)    Each of Schedule 11.2.1 (Business and Collateral Locations), Schedule 11.2.2 (Certain Collateral), Schedule 11.6 (Organizational Authority and No Conflict), Schedule 11.10 (Names and Tradenames), Schedule 11.18.1 (Employee Matters), Schedule 11.18.2 (Employee Contracts) and Schedule 11.27 (Capitalization; Subsidiaries) to the Loan Agreement is hereby replaced with the corresponding Schedule attached hereto under Exhibit C.
Section 3    Conditions Precedent. The amendments set forth in Section 2 shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of Lender in its sole discretion:
(a)    Lender shall have received a fully executed copy of this Amendment, in form and substance reasonably acceptable to Lender, executed by each of the Borrowers and Lender;
(b)    Lender shall have received one or more counterparts of each other agreement, document and instrument set forth on the Closing Document Checklist attached hereto as Exhibit A, each in form and substance reasonably satisfactory to Lender;
(c)    Lender shall have received the Closing Fee in immediately available funds; and
(d)    The representations and warranties set forth in Section 4 below shall be true and correct.
Section 4    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Amendment, to Lender as follows:

(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;
(b)    No Default or Event of Default exists;
(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;
(d)    The execution, delivery and performance by each Loan Party of this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and
(e)    This Amendment and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.
Section 5    Fees and Expenses. Borrowers shall pay to Lender a closing fee of $40,000.00 (the “Closing Fee”), which fee shall be fully earned and payable on the Sixth Amendment Effective Date. Borrowers further agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.
Section 6    Post-Closing Obligations. On or before the sixtieth (60th) day following the date hereof (or such later date agreed to by Lender in its sole discretion), with respect to each Specified Deposit Account (as defined below), receipt by Lender, for the benefit of itself and the Secured Parties, of a deposit account control agreement or blocked account agreement, in form and substance reasonably satisfactory to Lender, executed by the financial institution at which any such Specified Deposit Account is maintained (it being understood and agreed that the “Specified Deposit Accounts” are set forth on Schedule I attached hereto).
Section 7    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
Section 8    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement, as modified hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.

Section 9    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 10    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
Section 11    Governing Law; Other Waivers. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.
Section 12    Release. In consideration of Lender’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
[SIGNATURE PAGES FOLLOW]

(Signature Page to Sixth Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

(Signature Page to Sixth Amendment to Loan and Security Agreement)

LENDER:	THE PRIVATEBANK AND TRUST COMPANY
	By:	/s/ Andy Hoffman
Andy Hoffman
Associate Managing Director